EXHIBIT 10.2
Amendment No. 1
To
Mobility Electronics, Inc.
Omnibus Long-Term Incentive Plan
Restricted Stock Unit Award Agreement
     This Amendment No. 1 to Restricted Stock Unit Award Agreement (the “Amendment”) is made this 19th day of March, 2008 (the “Amendment Date”) by and between Mobility Electronics, Inc. (the “Company”) and Michael D. Heil (the “Participant”).
     WHEREAS, Participant and Company previously entered into that certain Restricted Stock Unit Award Agreement, dated June 11, 2007 (the “Agreement”); and
     WHEREAS, Participant and Company desire to amend the terms of the Agreement pursuant to the terms and conditions of this Amendment;
     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Company and Participant agree that the Agreement shall be amended as follows and, except as expressly amended pursuant to the terms contained herein, all other terms and conditions of the Agreement shall remain in full force and effect:
     1. Vesting Schedule. Exhibits A and B to the Agreement shall be terminated, and Section 2 of the Agreement shall be amended and restated in its entirety to read as follows:
     “Subject to the terms and conditions of this Agreement, the Units shall vest upon the earliest to occur, and subject to the terms and conditions, of the following (the occurrence of such event referred to herein as the “Vesting Date”):
     A. Time Based Vesting: Twenty-five percent (25%) of the Units shall automatically vest each year over the next four (4) years immediately upon the anniversary of the Amendment Date (i.e. 25% of the Units shall automatically vest on each of March 19, 2009, March 19, 2010, March 19, 2011 and March 19, 2012) (the “Time Based Vesting Date”);
     B. Death; Disability; Termination Without Cause; or Retirement: If the Participant ceases to be employed by the Company by reason of his or her death, total and permanent disability (as certified by an independent medical advisor appointed by the Company prior to such termination), termination without “Cause” (as defined below), or “Retirement” (as defined below), a prorated number of unvested Units shall vest automatically upon such death, disability, termination without Cause, or Retirement, determined by multiplying the number of Units by a fraction, the numerator of which is the number of complete months of continuous employment by the Participant with the Company from the Amendment Date until the date of termination and the denominator of which is the number of complete months between the Amendment Date and the Time Based Vesting Date. The balance of the Units subject to the provisions of this Agreement which have not vested shall automatically be forfeited by the Participant. “Cause” means (i) Participant’s conviction of a felony or commission of any act of fraud, moral turpitude or dishonesty, (ii) Participant’s breach of any of the terms or conditions of, or the failure to perform any covenant contained in, the Company’s Employee Handbook or Code of Business Conduct and Ethics, as modified from time to time, or (c) Participant’s violation of reasonable instructions or policies established by the Company with respect to the operation of its business and affairs or Participant’s failure to carry out the reasonable instructions required in connection with his or her employment. “Retirement” means the point in time at which the Participant retires from the Company and either: (1) (a) Participant’s age is fifty-five (55) years or greater, and (b) Participant has been employed by the Company for ten (10) years or more; or (2) Participant’s age is sixty-two (62) years or greater; and
     C. Change in Control: Upon a “Change in Control,” as defined below, one hundred percent (100%) of the Units shall vest automatically. A “Change in Control” shall mean the occurrence of one or more of the following events: (i) any person within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act or 1934, as amended (the “Exchange Act”), other than the Company (including its subsidiaries, directors or executive officers) has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 50 percent or more of the combined voting power of the Company’s then outstanding common stock or equivalent in voting power of any class or classes of the Company’s outstanding securities ordinarily entitled to vote in elections of directors (“voting securities”); (ii) shares representing 50 percent or more of the combined voting power of the Company’s voting securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Company or its subsidiaries, directors or executive officers); (iii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board or of any successor to the Company; (iv) following the date hereof, the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (1) any party to such merger or consolidation, or (2) any affiliates of any such party; or (v) the Company transfers more than 50 percent of its assets, or the last of a series of transfers results in the transfer of more than 50 percent of the assets of the Company, or the Company transfers a business unit and/or business division responsible for more than 35% of the Company’s revenue for the twelve-month period preceding the month in which such transfer occurred, in either case, to another entity that is not wholly-owned by the Company. Any determination required above in this subsection (v) shall be made by the Compensation Committee of the Board of Directors of the Company, as constituted immediately prior to the occurrence of such event.”

     IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written.

MOBILITY ELECTRONICS, INC.
By:
Name:	Joan W. Brubacher
Title:	EVP & CFO

     The undersigned Participant hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement. If you do not sign and return this Agreement, you will not be entitled to the Units.

Signature

Michael D. Heil Print Name

Social Security Number or
Commerce ID Number

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